Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

CANADIAN IMPERIAL BANK OF COMMERCE /CAN/

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	Debt	Debt Securities		457(o)		$	$0.00	0.00014760		$0.00				$
Fees to be Paid	Equity	Common Shares		457(o)			0.00	0.00014760		0.00
Fees to be Paid	Equity	Class A Preferred Shares		457(o)			0.00	0.00014760		0.00
Fees to be Paid	Other	Unallocated (Universal) Shelf	(1)	457(o)	8,250,000,000		8,250,000,000.00	0.00014760		1,217,700.00
Carry Forward Securities
Carry Forward Securities	Other	Unallocated (Universal) Shelf	(2)	415(a)(6)	11,750,000,000	$	$11,750,000,000.00		$		F-3	333-273505	09/06/2023		$1,542,800.00

Total Offering Amounts:							$20,000,000,000.00			1,217,700.00
Total Fees Previously Paid:
Total Fee Offsets:										0.00
Net Fee Due:										$1,217,700.00

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Offering Note(s)

(1)	There is being registered hereunder an indeterminate number of securities of Canadian Imperial Bank of Commerce (the “Registrant”) as from time to time may be issued at prices determined at the time of issuance. This Registration Statement also covers an indeterminate amount of common shares of the Registrant as may be issued upon exercise, conversion or exchange of any class or series of debt securities that provide for such issuance. Separate consideration may not be received for these securities.This Registration Statement also covers an undeterminable amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrant. Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed US$20,000,000,000, or the equivalent thereof in one or more foreign currencies.
(2)	Pursuant to Rule 415(a)(6) of the Securities Act, the US$20,000,000,000 of securities covered by this registration statement includes US$11,750,000,000 of unsold securities (the “unsold securities”) that previously were registered by the Registrant on Form F-3 under the Securities Act (File No. 333-273505), initially filed with the Commission on July 28, 2023, as amended by Pre-Effective Amendment No. 1 filed on September 5, 2023, and declared effective on September 6, 2023 (the “Prior Registration Statement”), for which the Registrant paid a registration fee of US$2,137,880. The US$1,294,850 previously paid filing fee associated with the offering US$11,750,000,000 of the unsold securities is hereby carried forward to be applied to the unsold securities registered hereunder, and no additional filing fee is due with respect to the unsold securities in connection with the filing of this Registration Statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrant sells any unsold securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated amount of unsold securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.